Risks Related to our Hetnets Business

Our shared wireless infrastructure segment has a limited operating history.

Our shared wireless infrastructure business, to be operated as Hetnets Tower Corporation, is being launched as a new business of Towerstream. The new business has not had any significant operations to date and is prepared to operate as a stand-alone business which may ultimately attract investment separate from the Company and retain its own management and board. For the near term, the management and board of directors are expected to be composed entirely of Towerstream officers and directors which could raise conflicts of interest.

There is no assurance that we will be able to execute our business plan for Hetnets. We may not be able to operate or launch Hetnets successfully or achieve revenue or profitability for Hetnets’ business. Over the past 18 months, we have invested approximately $16 million in wireless infrastructure equipment to support HetNet’s business and have incurred approximately $9 million in operating expenses.  We expect to expect to incur additional significant expenses as we develop our Hetnets business and pursue our business strategy.

Hetnets is a new, untested business model that is similar to, yet different than, many traditional antennae companies and for this reason is subject to many risks of antennae companies and other risks which may not presently be known. If we are unable to execute our Hetnets business strategy and launch or grow that business, or are unable to attract customers or capital either as a result of the risks identified herein or for any other reason, our business, results of operations, and financial condition could be materially and adversely affected and we may be forced to terminate operations related to Hetnets, which could have a material adverse effect on our business, results of operations and financial condition.

Hetnets has no operating history as a separate company, and this lack of experience may impede our ability to successfully manage the Hetnets business.

Key members of our management team responsible for leadership roles in the Hetnets business have no experience operating a business that is solely engaged in the shared wireless infrastructure business. We do not believe there is any existing business that is dedicated primarily to establishing a dominant position in shared wireless infrastructure to be offered for use by others and as such both management and the business face uncertain risks. Hetnets has no operating history as a separate company. We cannot assure you that our past experience will be sufficient to successfully operate Hetnets as a separate business.

For a period of time, we will utilize shared resources of Towerstream for Hetnets’ business and operations. If our management, sales, finance and accounting staff is unable for any reason to respond adequately to the increased demands that will result from separate operations, we may be forced to incur additional administrative and other costs to avoid experiencing deficiencies or material weaknesses in our disclosure controls and procedures or our internal control over financial reporting. We have not yet established processes or procedures for operating Hetnets as a separate business unit.

We may be unable to successfully execute any of the business opportunities we have identified for Hetnets to pursue.

In order for Hetnets to pursue business opportunities, we will need to continue to build the company infrastructure of Hetnets and strengthen its operational capabilities, including investing additional capital which includes a portion of the proceeds of this offering. Our ability to do any of these actions successfully could be affected by any one or more of the following factors:

•	the ability of Hetnets related equipment, our equipment suppliers or our service providers to perform as we expect;

•	the ability of Hetnets to grow and integrate new Small Cell antennae and shared wireless networks into our business;

•	the ability of Hetnets to identify suitable locations and then negotiate acceptable agreements with building owners so that it can establish new antennae locations;

•	the ability of Hetnets to effectively manage the growth and expansion of its business operations without incurring excessive costs, high employee turnover or damage to business relationships;

•	the ability of Hetnets to attract and retain qualified personnel which may be affected by the significant competition in our industry for individuals experienced in network operations and engineering;

•	the ability of Hetnets to accurately predict and respond to the rapid technological changesin its industry and the evolving demands of the markets it serves and plans to serve; and

•	our ability to raise additional capital to fund Hetnet’s growth and to support its operations until it reaches profitability.

The failure of Hetnets to adequately address any one or more of the above factors could have a significant adverse impact on its ability to execute its business plan and may adversely affect its and our business, results of operations and financial condition.

Many of the potential customers of Hetnets, who have substantially greater assets than the Company, may invest in developing their own shared or dedicated wireless infrastructure, with equipment, vendors or service providers that may be superior to ours, which could have a material adverse effect on Hetnets and our business, results of operations and financial condition. Our competition may include businesses that are also potential customers of Hetnets.

Hetnets likely will require additional capital for continued growth, and its growth may be slowed if it does not have sufficient capital.

The continued growth and operation of Hetnets likely will require additional funding for working capital, the continual need for enhancement and upgrade of networks, the build-out of infrastructure to expand coverage, and possible acquisitions. Such funding may not be available when needed in adequate amounts or on acceptable terms, if at all. To execute the Hetnets business strategy, we may issue additional equity securities in public or private offerings, Additionally, Hetnets may raise capital independently of the Company, and potentially at a price lower than the market price or book value at the time of issuance. Any of such issuances may result in substantial dilution to existing shareholders. Similarly, we may seek debt financing and may be forced to incur interest expense. If we cannot secure sufficient funding for Hetnets, we may be forced to forego strategic opportunities for Hetnets or otherwise or delay, scale back or eliminate network deployments, operations, acquisitions, and other investments, which could have a material adverse effect on our business, results of operations and financial condition.

Our plans for Hetnets may include financing or joint ventures on a stand-alone basis or a spinoff of all or a portion of the ownership of Hetnets.

Our plans for Hetnets may include financing for Hetnets on a stand-alone basis, joint venture arrangements with strategic partners for financial investors, spinning all or a portion of Hetnets off to our stockholders, or a public offering of a portion of the equity of Hetnets, although such actions have not yet been approved by the Company and may change.

Any of such actions ultimately may have a material adverse effect on our business, results of operations, and financial condition.

We depend on the continued availability of leases for our Hetnets shared wireless infrastructure business.

We intend to seek to obtain five year initial terms for our leases with renewal options of three to five years each, although there can be no assurance that we will be able to do so. Such renewal options are exercisable generally at our discretion before the expiration of the current term. If these leases are terminated or if the owners of these structures are unwilling to continue to enter into leases with us in the future, we could be forced to seek alternative arrangements with other building owners. If we are unable to continue to renew or replace our shared wireless infrastructure leases on satisfactory terms, Hetnets’ and our business, results of operations and financial condition could be materially and adversely affected.

Due to the long-term purchasing cycle of the expected customers for our wireless network infrastructure, we may face delays related to contract approvals, the adoption of new wireless technologies such as Small Cell, and our acceptance by large organizations as a participant in the industry as a  new entrant offering services similar to competitors with significantly greater resources and scope of services (geographic and otherwise);  Our expectations for revenues include a limited number of large companies, such as major telecom providers and carriers, internet, cellular and data providers, which may experience approval delays resulting from the timeliness of decisions, commitments and contract approvals or outright refusals from such organizations; Our growth will also be subject to the risk associated with the creditworthiness and financial strength of customers for our shared wireless network.

We presently experience nominal revenues from our Hetnets business.  We expect long lead times from our prospective customers prior to establishing predictable revenues for our Hetnets business, due to the long-term nature of purchasing and commitment decisions of large organizations.  We also expect to experience delays in converting our trials and offerings into commitments from our prospective customers.  The nature and duration of adoption and commitment delays is unpredictable.  We depend on the willingness of our prospective customers to transact business with a new entrant in the tower industry offering Small Cell services, which technologies have not been fully proven or adopted by the industry.  In addition we are and will continue to be subject to the continued financial strength and creditworthiness of our customers. Wireless service providers and other prospective customers operate with substantial leverage and have in the past filed for bankruptcy.  As a small company, we may be more vulnerable than larger companies to client credit issues, payment delays and bankruptcies.  In economic down cycles, necessary capital raising activities by our customers may be thwarted and cause further delays or impact new technology deployment, which could impact us.   Each of the foregoing factors could have a material adverse effect on our business, results of operations or financial condition.

Hetnets relies on a limited number of third party suppliers that manufacture carrier-class shared wireless infrastructure equipment, and install and maintain its wireless infrastructure. If these companies fail to perform or experience delays, shortages or increased demand for their products or services, we may face a shortage of components, increased costs, and may be required to suspend our business expansion.

Hetnets depends on a limited number of third party suppliers for carrier-class equipment required for its shared wireless infrastructure. It also depends on a limited number of third parties to install and maintain its infrastructure equipment. Hetnets does not maintain any long term supply contracts with these manufacturers. If a manufacturer or other provider does not satisfy Hetnets’ requirements, or if it loses a manufacturer or any other significant provider, Hetnets may have insufficient equipment for installation or maintenance of infrastructure. Such developments could force it to suspend the deployment of its shared wireless infrastructure and may impair its growth. This could have a material adverse effect on Hetnets’ and our business, results of operations and financial condition.

If data security measures employed by Hetnets are breached, customers may perceive that its shared wireless infrastructure is not secure which may adversely affect its ability to attract and retain customers and expose Hetnets to liability.

Wireless infrastructure security and the authentication of customer credentials are designed to protect unauthorized access to data on our shared wireless infrastructure. Because techniques used to prevent unauthorized access to or to sabotage wireless infrastructure change frequently and may not be recognized until launched against a target, Hetnets may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome Hetnets’ encryption and security systems, and gain access to data on its wireless infrastructure. In addition, because Hetnets operates and controls its shared wireless infrastructure and our customers’ Internet connectivity, unauthorized access or sabotage of the Hetnets shared wireless infrastructure could result in damage to Hetnets’ shared wireless infrastructure and to the computers or other devices used by its customers. An actual or perceived breach of shared wireless infrastructure security, regardless of whether the breach is the fault of Hetnets, could harm public perception of the effectiveness of its security measures, adversely affect its ability to attract and retain customers, expose it to significant liability and adversely affect its business prospects. This could have a material adverse effect on Hetnets’ and, accordingly, our business, results of operations and financial condition.

The technology used by Hetnets to develop and/or operate its shared wireless infrastructure may infringe on the intellectual property rights of others which may result in costly litigation and, if Hetnets does not prevail, could also cause Hetnets to pay substantial damages and/or prohibit it from maintaining our shared wireless infrastructure.

Third parties may assert infringement or other intellectual property claims against Hetnets related to its trademarks, services or the technology it uses or may use in the future to develop and/or operate its shared wireless infrastructure and related businesses or services. Hetnets may have to pay substantial damages, including damages for past infringement, if it is ultimately determined that the shared wireless infrastructure or other business or services infringe a third party’s proprietary rights. Further, it may be prohibited from maintaining the infringing shared wireless infrastructure or portions thereof or be required to pay substantial royalties or licensing fees to maintain it. Even if claims are determined to be without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against it could materially and adversely affect its and our business, results of operations and financial condition. We do not maintain insurance coverage for intellectual property claims nor have we established any reserves for potential intellectual property claims.

Hetnets may experience difficulties in constructing, upgrading and maintaining its shared wireless infrastructure, which could impair its ability to provide services to its customers and may reduce its revenues.

Hetnets’ success depends on developing and providing services that give customers high quality Small Cell and Internet connectivity. If the number of customers using its shared wireless infrastructure increases, it will require more infrastructure and network resources to maintain the quality of its services. Consequently, it may be required to make substantial investments to improve its facilities and equipment, and to upgrade its technology and infrastructure. If Hetnets does not implement these developments successfully, or if it experience inefficiencies, operational failures or unforeseen costs during implementation, the quality of its shared wireless infrastructure services could decline.

Hetnets may experience quality deficiencies, cost overruns and delays in implementing its shared wireless infrastructure, improvements and expansion and in maintenance and upgrade projects, including the portions of those projects not within its control or the control of its contractors. The development of shared wireless infrastructure may require the receipt of permits and approvals from numerous governmental bodies including municipalities and zoning boards. Such bodies often limit the installation of rooftop and similar transmission equipment. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing projects. In addition, Hetnets typically is required to obtain rights from building owners to install its antennae and other shared wireless infrastructure essential equipment. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to install, expand, upgrade or maintain our shared wireless infrastructure.

A failure in any of these areas could materially and adversely affect Hetnets’ and our business, results of operations and financial condition.

Hetnets will rely on the availability of backhaul services from Towerstream and others to support our shared wireless infrastructure.

Hetnets will rely on the availability of backhaul services from Towerstream and others to support its shared wireless infrastructure. Any delay or failure with regard to the availability of backhaul services from Towerstream could have a material adverse effect on the operation of Hetnets’ shared wireless infrastructure or the costs incurred to operate its shared wireless infrastructure if it is required to obtain backhaul services from other providers or if such services otherwise are unavailable. This could have a material adverse effect on Hetnets’ and our business, results of operations and financial condition.

Hetnets utilizes unlicensed spectrum in all of its markets, which is subject to intense competition, low barriers of entry and slowdowns due to multiple users.

Hetnets’ shared wireless infrastructure presently utilizes unlicensed spectrum in all of its markets. Unlicensed or “free” spectrum is available to multiple users and may suffer bandwidth limitations, interference and slowdowns if the number of users exceeds traffic capacity. The availability of unlicensed spectrum is not unlimited and others do not need to obtain permits or licenses to utilize the same unlicensed spectrum that we currently or may utilize in the future. The inherent limitations of unlicensed spectrum could potentially threaten our ability to reliably maintain our shared wireless infrastructure. Moreover, the prevalence of unlicensed spectrum creates low barriers of entry in our industry which naturally creates the potential for increased competition for network availability, which could have a material and adverse effect on Hetnets’ and our business, results of operations and financial condition.

Regulation of the unlicensed spectrum used by Hetnets could have an adverse effect.

If the FCC another governing agency in the future determines to regulate the now unlicensed spectrum that we use, then the additional regulation and its costs could have a material adverse affect on Hetnets’ and our business, results of operations and financial condition.

Interruption or failure of its shared wireless infrastructure systems could damage Hetnets’ reputation and adversely affect its operating results.

The business of Hetnets depends on the continuing operation of its shared wireless infrastructure systems with minimal interruptions of service. Hetnets may experience service interruptions or system failures in the future. Any service interruption could adversely affect its customers’ ability to operate their businesses and could result in their immediate loss of revenues. If Hetnets experiences frequent or persistent infrastructure failures, its reputation could be permanently harmed and customers may be reluctant to contract with it for access to its shared wireless infrastructure. Hetnets may need to make significant capital expenditures to increase the reliability of its shared wireless infrastructure and it may not have sufficient funds to cover such expenditures. This could have a material and adverse effect on its and our business, results of operations, and financial condition.

A small number of customers could account for a significant portion of Hetnets’ revenue. The loss or significant reduction in business from one or more of its large customers could significantly harm its business, financial condition, and results of operations.

Hetnets currently expects to depend upon a relatively small number of potential customers for a significant percentage of its revenue which is expected to constitute a significant and growing portion of our revenues on a consolidated basis. As a result, its business, financial condition and results of operations could be adversely affected if it loses one or more of its larger customers, if such customers significantly reduce their business with Hetnets, if they fail to make payments or delay making payments or if Hetnets chooses not to enforce, or to enforce less vigorously, any rights that it may have now or in the future against these significant customers because of its desire to maintain its relationship with them.

Hetnets faces competition for antennae space and may be unable to lease antennae space, renew existing leases for antennae space or re-lease antennae space as leases expire, which may adversely affect its business, results of operations, and financial condition.

Hetnets competes with numerous broadband, Wi-Fi, cellular, commercial and other wireless network operators, many of whom desire antennae locations similar to ours in the same markets, as well as various other public and privately held companies that may provide antennae utilization as part of a more expansive managed services offering. In addition, Hetnets may face competition from new entrants into the wireless network market. Some of Hetnets’ competitors may have significant advantages over us, including longer operating histories, lower operating costs, pre-existing relationships with current or potential landlords, greater financial, marketing and other resources, and access to less expensive power. These advantages could allow its competitors to respond more quickly to strategic opportunities or changes in its industries or markets. If Hetnets is unable to compete effectively, it may lose existing or potential antennae locations, incur costs to improve its locations or be forced to reduce the coverage of our shared wireless infrastructure.

Third party landlords may not renew their leases following expiration. While historically our shared wireless infrastructure business has retained a significant number of its third party leased space, including those leased on a month-to-month basis, upon expiration landlords may elect to not renew their leases or renew their leases at higher rates, or for shorter terms. If Hetnets is unable to successfully renew or continue its third party leases on the same or more favorable terms or lease other comparable space when such leases expire, its and our business, results of operations, and financial condition could be adversely affected.

A substantial portion of the shared wireless infrastructure of Hetnets presently is located in a limited geographic area, which makes it more susceptible to localized catastrophic weather events.

Hetnets shared wireless infrastructure presently is geographically concentrated in just fivemetropolitan areas. As such, it is susceptible to a natural disaster or an oversupply of, or decrease in demand for, shared wireless infrastructure in these markets, and its business could be adversely affected to a greater extent than if its shared wireless infrastructure was diversified geographically.

Any failure of its shared wireless infrastructure could cause Hetnets to incur significant costs.

Hetnets’ business depends on providing highly reliable shared wireless infrastructure services to its customers. The physical infrastructure may fail for a number of reasons, including:

•	human error;

•	unexpected equipment failure;

•	power loss or telecommunications failures;

•	improper building maintenance by landlords in the buildings where it maintains antennae;

•	fire, tropical storm, hurricane, tornado, flood, earthquake and other natural disasters;

•	water damage;

•	war, terrorism and any related conflicts or similar events worldwide; and

•	sabotage and vandalism.

If, as a result of any of these events, or other similar events beyond its control there is an infrastructure failure, and it is not corrected immediately, Hetnets ultimately may suffer a loss of revenue which could materially and adversely affect its and our business, results of operations, and financial condition.

Hetnets may have difficulty managing its growth.

Hetnets intends to rapidly expand its shared wireless infrastructure significantly. This, in turn, will require it to increase significantly the number of its employees and, consequently, the entire size of Hetnets. Its growth may also significantly strain its management, operational and financial resources and systems. An inability to manage growth effectively or the increased strain on its management, resources and systems could materially adversely affect its business, results of operations, and financial condition.

To fund its growth strategy, Hetnets will depend on external sources of capital, which may not be available to it on commercially reasonable terms or at all.

It is likely that Hetnets will not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, Hetnets likely will rely on third-party capital markets sources for debt or equity financing to fund its growth strategy. In addition, it may need third-party capital markets sources to refinance our indebtedness at maturity. Continued or increased turbulence in the U.S. and other financial markets and economies may adversely affect its ability to access the capital markets to meet liquidity and capital expenditure requirements and may result in adverse effects on its business, results of operations, and financial condition. As such, we may not be able to obtain the financing on favorable terms or at all. Our access to third-party sources of capital also depends, in part, on:

•	the market’s perception of Hetnets’ growth potential;

•	Hetnets’ then current debt levels; and

•	the market price per share of our common stock.

The loss of any of our key personnel devoted to Hetnets, including executive officers or key sales associates, could adversely affect Hetnets’ and our business, financial condition and results of operations.

The success of Hetnets will continue to depend to a significant extent on its executive officers and key sales personnel. Each of its executive officers has a national or regional industry reputation that attracts business and investment opportunities. The loss of key sales personnel could hinder its ability to continue to benefit from existing and potential customers. We cannot provide any assurance that Hetnets will be able to retain its current executive officers or key sales personnel. The loss of any of these individuals could materially and adversely affect its and our business, results of operations, and financial condition.